Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
(702) 584-7995	(702) 584-7742
mcarlotti@ballytech.com	lolson-reyes@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS RECORD FIRST QUARTER FISCAL 2013 DILUTED EPS OF $0.77, UP 71 PERCENT FROM PRIOR YEAR

-                   WIDE-AREA PROGRESSIVE INSTALLED BASE GROWS 94 PERCENT AND SETS RECORD QUARTERLY REVENUE; CASH CONNECTION™ INSTALLED BASE INCREASES TO 1,216 UNITS

-                   GAMING EQUIPMENT REVENUES INCREASE 28 PERCENT

-                   BOARD OF DIRECTORS APPROVES NEW $150 MILLION SHARE REPURCHASE PROGRAM; COMPANY REPURCHASED $67 MILLION WORTH OF STOCK SINCE JUNE 30, 2012

-                   INCREASES FISCAL 2013 DILUTED EPS GUIDANCE TO $3.05 TO $3.35

LAS VEGAS, October 25, 2012 — Bally Technologies, Inc. (NYSE: BYI), a leader in slots, video machines, casino management, interactive applications, and networked and server-based systems for the global gaming industry, today announced record first quarter diluted earnings per share (“Diluted EPS”) of $0.77 and revenue of $235 million for the three months ended September 30, 2012.

“Our first quarter fiscal 2013 results continue to reflect the success of our expanded game studios, our new technology platform, and our successful execution on a number of other initiatives, including the entrance into new markets,” said Richard M. Haddrill, the Company’s Chief Executive Officer.  “We expect continued growth from each of our businesses as both our visibility and our customer partnerships are at remarkable levels, and we continue to identify new growth opportunities.  Further, the Bally showing earlier this month at the Global Gaming Expo (‘G2E’) was the best in our company’s history.”

“This week, the Company’s Board of Directors authorized a new $150 million share repurchase program, replacing our existing program under which we had repurchased approximately $127 million of common stock, including $67 million of stock repurchased at an average price of $44.22 per share during the first quarter,”  said Neil Davidson, the Company’s Chief Financial Officer.  “The new repurchase program allows us to continue to support our capital-deployment strategy and reflects our continued confidence in Bally’s long-term growth plan and ability to consistently generate free cash flow.”

Additionally, the Company’s leverage ratio remains comfortably below 2.0 times, which leaves the Company’s share repurchases unrestricted under the terms of its credit agreement.  This quarter represented the 20th consecutive quarter the Company has repurchased its common stock.

“The first quarter was momentous as we shipped our first Video Lottery Terminal (‘VLT’) units to the Atlantic Lottery Corporation, as well as initial Video Gaming Terminal (‘VGT’) units in Illinois,” said Ramesh Srinivasan, the Company’s President and Chief Operating Officer.  “We are pleased with the feedback we received from customers earlier this month at

Bally Technologies, Inc. Reports Record First Quarter Diluted EPS of $0.77 and Revenue of $235 Million	Page - 2 of 7

G2E, where we showcased a significantly expanded game library and premium titles, such as NASCAR® and Pawn Stars™, and additional content for the Elite Bonusing Suite™.  We remain confident in our growing for-sale content and in the performance of our wide-area progressive (‘WAP’) products including GREASE™ and Michael Jackson King of Pop™, and now our newest title, Betty Boop’s™ Fortune Teller, which yet again drove record quarterly gaming operations revenues and gross margin.”

First Quarter Fiscal Year 2013 Highlights

	Three Months Ended September 30,
	2012	% Rev	2011	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Gaming Equipment	$82.7	35%	$64.4	33%
Gaming Operations	101.2	43%	85.0	44%
Systems	51.3	22%	45.6	23%
Total revenues	$235.2	100%	$195.0	100%

Gross Margin:
Gaming Equipment (1)	$39.2	47%	$28.4	44%
Gaming Operations	70.1	69%	60.7	71%
Systems (1)	39.5	77%	34.5	76%
Total gross margin	$148.8	63%	$123.6	63%

Selling, general and administrative	$64.5	27%	$57.2	29%
Research and development costs	25.1	11%	23.4	12%
Depreciation and amortization	5.6	2%	5.6	3%
Operating income	$53.6	23%	$37.4	19%
Adjusted EBITDA	$78.8		$59.1
Diluted EPS	$0.77		$0.45

(1)          Gross Margin from Gaming Equipment and Systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

	Three Months Ended September 30,
	2012	2011
Operating Statistics
New gaming devices	4,608	3,399
New unit Average Selling Price (“ASP”)	$16,853	$16,624

	As of September 30,
	2012	2011
End-of-period installed base:
Linked progressive systems	2,251	1,181
Rental and daily-fee games	14,971	14,466
Lottery systems	12,040	8,418
Centrally determined systems	39,192	48,125

Bally Technologies, Inc. Reports Record First Quarter Diluted EPS of $0.77 and Revenue of $235 Million	Page - 3 of 7

Highlights of Certain Results for the Three Months Ended September 30, 2012

Overall

•                  Total revenue increased 21 percent to a first-quarter record $235 million as compared with $195 million last year.

•                  Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including share-based compensation), a non-GAAP financial measure, increased 33 percent to a first-quarter record $79 million as compared with $59 million last year.

•                  Selling, general and administrative expenses (“SG&A”) declined to 27 percent of total revenues from 29 percent last year.  SG&A increased $7 million primarily due to an increase in payroll to support key new markets.

•                  Research and development expenses (“R&D”) decreased to 11 percent of total revenues compared to 12 percent last year, with revenues continuing to grow faster than R&D expense growth.

•                  Operating income increased 43 percent to a first-quarter record $54 million compared with $37 million last year.  Operating margin increased to 23 percent from 19 percent last year.

•                  Diluted EPS increased 71 percent to a first-quarter record $0.77 from $0.45 last year.

Gaming Equipment

•                  Revenues increased 28 percent to $83 million as compared with $64 million last year, driven by higher domestic replacement sales, the shipment of 670 units to the Atlantic Lottery Corporation, and initial shipments into the Illinois VGT market.

•                  ASP of new gaming devices, including lower-ASP VLTs and VGTs, increased slightly to $16,853 per unit from $16,624 last year, primarily as a result of the mix of Pro Series™ cabinets sold in the quarter.

•                  New-unit sales to international customers were 16 percent of total new-unit shipments.

•                  Gross margin increased to 47 percent from 44 percent last year, primarily due to mix and cost reductions on certain models of the Pro Series line of cabinets.

Gaming Operations

•                  Revenues increased 19 percent to a record $101 million as compared with $85 million last year, driven primarily by 94 percent growth in the installed base of WAP games, as well as previously placed games at Resorts World Casino New York City which opened in late calendar 2011.

•                  Gross margin decreased to 69 percent from 71 percent last year, primarily due to higher jackpot expense.

Systems

•                  Revenues increased 13 percent to $51 million as compared with $46 million last year.

•                  Maintenance revenues increased 17 percent to a record $21 million as compared with $18 million last year.

•                  Gross margin increased to 77 percent from 76 percent last year, primarily as a result of the change in mix of products.  Specifically, hardware sales were 26 percent of systems revenues, and software and service sales were 34 percent, as compared to 28 percent for hardware and 33 percent for software and services in the same period last year.

Fiscal 2013 Business Update

The Company increased its fiscal 2013 guidance for Diluted EPS to a range of $3.05 to $3.35.

The Company has provided this range of earnings guidance for fiscal 2013 to give investors general information on the overall direction of its business at this time. The guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital-market conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, the timing and completion of new systems installations, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update

Bally Technologies, Inc. Reports Record First Quarter Diluted EPS of $0.77 and Revenue of $235 Million	Page - 4 of 7

guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

New Share Repurchase Program

This week the Company’s Board of Directors approved a new $150 million share repurchase program.  The shares may be repurchased in such amounts as management deems appropriate in light of prevailing market and economic conditions, alternative uses of capital, restrictions under the Company’s debt obligations, regulatory requirements, and other factors. In implementing its repurchase program, the Company may utilize a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, or any combination thereof.

Purchases may be made on a case-by-case basis or on a non-discretionary basis in a manner designed to comply with the requirements of Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934. This program does not obligate the Company to acquire any particular amount of common stock. The program may be suspended, modified, or discontinued at any time at the discretion of the Company’s Board of Directors and has no set expiration date.

Bally and IGT Settle Patent Litigation

Bally and International Game Technology (NYSE:IGT) announced today they have entered into a Settlement and License Agreement that will end their pending patent litigation in the case styled IGT v. Bally Gaming Int’l, Inc., Civil Action No. 1:06-cv-00282-SLR (D. Del.).  As part of the settlement agreement, Bally Technologies will obtain a patent license to IGT’s bonusing portfolio under confidential terms and will dismiss its counterclaims with prejudice.

Non-GAAP Financial Measures

The following table reconciles the Company’s net income attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended
	September 30,
	2012	2011
	(in 000s)
Income from continuing operations, net of tax	$32,532	$20,392
Interest expense, net	3,473	3,273
Income tax expense	18,429	11,853
Depreciation and amortization	21,319	20,209
Share-based compensation	3,021	3,392
Adjusted EBITDA	$78,774	$59,119

Adjusted EBITDA is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

Earnings Conference Call and Webcast

As previously announced, the Company is hosting a conference call and webcast today at 4:30 p.m. EDT (1:30 p.m. PDT). The conference-call dial-in number is 888-396-2384 or 617-847-8711 (International); passcode “Bally”.  The webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.” Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation. For those who miss this event, an archived version will be available at BallyTech.com until November 25, 2012.

Bally Technologies, Inc. Reports Record First Quarter Diluted EPS of $0.77 and Revenue of $235 Million	Page - 5 of 7

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide, as well as interactive and mobile solutions.  Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms.  Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions.  Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com. Connect with Bally on Facebook, Twitter, YouTube and LinkedIn.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking-statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward-looking statements are reasonable, future results may differ materially from those expressed in any forward-looking statements. The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

Michael Jackson - ©2012 Triumph International, Inc. under license from Bravado Merchandising. All rights reserved. GREASE - ©2012 Paramount Pictures. All Rights Reserved. NASCAR - NASCAR® is a registered trademark of the National Association for Stock Car Auto Racing, Inc. NASCAR® is a registered trademark of NASCAR, Inc.; Pawn Stars - ©2012 A&E Television Networks, LLC. All rights reserved. Pawn Stars, HISTORY, the “H” and their associated logos are trademarks of A&E Television Networks, LLC. Gold & Silver and its associated logos are trademarks of Gold & Silver Coin Shop, Inc. All rights reserved. Betty Boop ©2012 King Features Syndicate, Inc.™  Hearst Holding, Inc. www.BettyBoop.com

Bally Technologies, Inc. Reports Record First Quarter Diluted EPS of $0.77 and Revenue of $235 Million	Page - 6 of 7

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Three Months Ended
	September 30,
	2012	2011

	(in 000s, except per share amounts)
Revenues:
Gaming equipment and systems	$134,011	$110,013
Gaming operations	101,140	84,954
	235,151	194,967
Costs and expenses:
Cost of gaming equipment and systems (1)	55,354	47,101
Cost of gaming operations	30,993	24,232
Selling, general and administrative	64,516	57,222
Research and development costs	25,095	23,386
Depreciation and amortization	5,604	5,635
	181,562	157,576
Operating income	53,589	37,391
Other income (expense):
Interest income	1,144	1,324
Interest expense	(4,617)	(4,597)
Other, net	(743)	(1,856)
Income from operations before income taxes	49,373	32,262
Income tax expense	(18,429)	(11,853)
Net income	30,944	20,409
Less net income (loss) attributable to noncontrolling interests	(1,588)	17
Net income attributable to Bally Technologies, Inc.	$32,532	$20,392

Basic and Diluted earnings per share attributable to Bally Technologies, Inc.:
Basic earnings per share	$0.80	$0.47
Diluted earnings per share	$0.77	$0.45

Weighted average shares outstanding:
Basic	40,868	43,708
Diluted	42,115	45,567

(1)   Cost of gaming equipment and systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

Bally Technologies, Inc. Reports Record First Quarter Diluted EPS of $0.77 and Revenue of $235 Million	Page - 7 of 7

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2012 AND JUNE 30, 2012

	September 30, 2012	June 30, 2012
	(in 000s, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$55,811	$32,673
Restricted cash	12,827	13,645
Accounts and notes receivable, net of allowances for doubtful accounts of $16,674 and $14,073	274,081	264,842
Inventories	70,960	75,066
Prepaid and refundable income tax	14,035	13,755
Deferred income tax assets	41,695	42,822
Deferred cost of revenue	20,319	17,615
Prepaid assets	16,477	13,061
Other current assets	3,491	6,980
Total current assets	509,696	480,459
Restricted long-term investments	10,887	12,171
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $3,695 and $3,029	45,348	55,786
Property, plant and equipment, net of accumulated depreciation of $57,949 and $58,823	32,763	30,667
Leased gaming equipment, net of accumulated depreciation of $192,556 and $185,846	124,912	121,151
Goodwill	172,095	171,971
Intangible assets, net	37,046	39,166
Deferred income tax assets	7,892	7,409
Income tax receivable	12,041	12,041
Deferred cost of revenue	14,627	16,542
Other assets, net	22,083	23,104
Total assets	$989,390	$970,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,549	$41,414
Accrued and other liabilities	83,720	85,310
Jackpot liabilities	9,248	11,682
Deferred revenue	54,560	46,314
Income tax payable	14,000	12,226
Current maturities of long-term debt	19,034	17,091
Total current liabilities	214,111	214,037
Long-term debt, net of current maturities	538,750	494,375
Deferred revenue	23,699	26,715
Other income tax liability	14,210	13,922
Other liabilities	25,833	23,943
Total liabilities	816,603	772,992
Commitments and contingencies
Stockholders’ equity:
Special stock, 10,000,000 shares authorized: Series E, $100 liquidation value; 115 shares issued and outstanding	12	12
Common stock, $.10 par value; 100,000,000 shares authorized; 63,481,000 and 63,150,000 shares issued and 40,894,000 and 42,102,000 outstanding	6,340	6,309
Treasury stock at cost, 22,587,000 and 21,048,000 shares	(858,709)	(790,633)
Additional paid-in capital	500,904	489,002
Accumulated other comprehensive loss	(12,966)	(13,477)
Retained earnings	537,427	504,895
Total Bally Technologies, Inc. stockholders’ equity	173,008	196,108
Noncontrolling interests	(221)	1,367
Total stockholders’ equity	172,787	197,475
Total liabilities and stockholders’ equity	$989,390	$970,467